UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
June 2, 2011
Date of Report (Date of earliest event reported)

CLEARWIRE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-34196	56-2408571
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Carillon Point, Kirkland, WA (Address of principal executive offices)	98033 (Zip Code)
Registrant’s telephone number, including area code: (425) 216-7600
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.
On June 2, 2011, Clearwire Corporation (the “Company”) announced that it will transition parts of the Company’s current customer care operations to TeleTech Holdings, Inc. (“TeleTech”), in connection with the expansion of an existing agreement. Under the agreement TeleTech will be responsible for managing day-to-day customer care services for the Company’s customers. Approximately 700 Company employees in Las Vegas, Nevada and Milton, Florida will immediately transition to TeleTech. The Company will retain approximately 180 personnel between both locations. Those employees remaining with the Company will be responsible for a variety of back office activities, including, among other tasks, operations, workforce management, process management and vendor management.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

CLEARWIRE CORPORATION
Dated: June 2, 2011	By:	/s/ Broady R. Hodder
Broady R. Hodder
Senior Vice President and General Counsel